As filed with the Securities and Exchange Commission on June 2, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GOODRICH PETROLEUM CORPORATION*
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0466193 (I.R.S. Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(713) 780-9494
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
David R. Looney
808 Travis Street, Suite 1320
Houston, Texas 77002
(713) 780-9494
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James M. Prince
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002-6760
(713) 758-2222
(713) 615-5962 (Fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered(1)	Registered	Security	Price(6)	Fee(7)(8)
Debt Securities(2)
Preferred Stock(2)
Common Stock(3)
Depositary Shares(2)(4)
Warrants(2)
Guarantee of Debt Securities(5)
Total	N/A	N/A

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant or sold by selling stockholders at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)	Includes shares of common stock that may be sold by selling stockholders.

(4)	The Depositary Shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If Goodrich Petroleum Corporation elects to offer fractional interests in shares of Preferred Stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.

(5)	A subsidiary of Goodrich Petroleum Corporation named as a co-registrant may fully, irrevocably and unconditionally guarantee on an unsecured basis the debt securities of Goodrich Petroleum Corporation. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the Debt Securities being registered.

(6)	No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock or Depositary Shares being registered hereunder.

(7)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this Registration Statement.

(8)	Securities registered under registration statement No. 333-145339, previously initially filed by Goodrich Petroleum Corporation on August 22, 2007, having an aggregate offering price of $86,359,875 remain unsold. In accordance with Rule 457(p), the registration fee of $2,651 associated with such unsold securities will be offset against the total registration fee due in connection with this registration statement when the registration fee is paid.

*	The following subsidiary of Goodrich Petroleum Corporation is a co-registrant and is organized in the indicated state and has the indicated I.R.S. Employer Identification Number.
Goodrich Petroleum Company, LLC
(Exact Name of Registrant As Specified In Its Charter)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	76-0117273 (I.R.S. Employer Identification Number)
     Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two forms of prospectuses to be used in connection with the following offerings:
(1)	An offering by certain selling stockholders of shares of our common stock; and
(2)	Offerings from time to time by us of our debt securities (consisting of senior debt securities and subordinated debt securities), common stock, preferred stock, depository shares, warrants and guarantees of debt securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION JUNE 2, 2008
PRELIMINARY PROSPECTUS
908,098 Shares
GOODRICH PETROLEUM CORPORATION
Common Stock
     The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our common stock. These shares of common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”
     The selling stockholders may sell the share of common stock offered by this prospectus from time to time on any exchange on which the common stock is listed on terms to be negotiated with buyers. It may also sell the common stock in private sales or through dealers or agents. The selling stockholders may sell the common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.
     You should carefully read this prospectus and any supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
     Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
     Our common stock is listed on the New York Stock Exchange under the symbol “GDP.”
     Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated      , 2008.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process the selling stockholders named in this prospectus or in any supplement to this prospectus may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time it sells common stock, the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and the prospectus supplement relating to the common stock offered to you together with the additional information described under the heading “Where You Can Find More Information.”
     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Goodrich,” “we” or “our” are to Goodrich Petroleum Corporation and its subsidiaries.
THE COMPANY
     We are an independent oil and gas company engaged in the exploration, exploitation, development and production of oil and natural gas properties primarily in the Cotton Valley Trend of East Texas and Northwest Louisiana.
     Our principal executive offices are located at 808 Travis Street, Suite 1320, Houston, Texas 77002. We also have an office in Shreveport, Louisiana. Our common stock is listed on the New York Stock Exchange under the symbol “GDP.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and other information with the SEC (File No. 001-12719) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.
     Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	The description of our common stock contained in our registration statement on Form 8-B dated February 3, 1997, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

•	our Current Reports on Form 8-K filed on each of January 17, 2008, February 19, 2008, March 20, 2008 and May 29, 2008 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).
     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this

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prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:
Goodrich Petroleum Corporation
Attention: Corporate Secretary
808 Travis Street, Suite 1320
Houston, Texas 77002
(713) 780-9494
     We also maintain a website at http://www.goodrichpetroleum.com. However, the information on our website is not part of this prospectus.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Securities Exchange Act of 1934, or the Exchange Act. The words “believe,” “may,” “will,” “estimate.” “continues,” “anticipate,” “intend,” “foresee,” “expect” and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our subsequent SEC filings and those factors summarized below:
•	the timing and extent of changes in natural gas and oil prices;

•	the timing of planned capital expenditures;

•	our ability to identify and acquire additional properties necessary to implement our business strategy and our ability to finance such acquisitions;

•	the inherent uncertainties in estimating proved reserves and forecasting production results;

•	operational factors affecting the commencement or maintenance of producing wells, including catastrophic weather related damage, unscheduled outages or repairs, or unanticipated changes in drilling equipment costs or rig availability;

•	the condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

•	costs and other legal and administrative proceedings, settlements, investigations and claims, including environmental liabilities which may not be covered by indemnity or insurance;

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•	the political and economic climate in the foreign or domestic jurisdictions in which we conduct oil and gas operations, including risk of war or potential adverse results of military or terrorist actions in those areas; and
•	other United States regulatory or legislative developments that affect the demand for natural gas or oil generally, increase the environmental compliance cost for our production wells or impose liabilities on the owners of such wells.
     Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.
     Although we believe our estimates and assumption to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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RISK FACTORS
     Your investment in our securities involves risks. You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, the risks described below before deciding whether an investment in our securities is appropriate for you.
     The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
Risks Related to Our Business
     Our financial and operating results are subject to a number of factors, many of which are not within our control. These factors include the following:
     Our actual production, revenues and expenditures related to our reserves are likely to differ from our estimates of proved reserves. We may experience production that is less than estimated and drilling costs that are greater than estimated in our reserve report. These differences may be material.
     The proved oil and gas reserve information included in this report are estimates. These estimates are based on reports prepared by Netherland Sewell & Associates, Inc. (“NSA”), our independent reserve engineers, and were calculated using oil and gas prices as of December 31, 2007. These prices will change and may be lower at the time of production than those prices that prevailed at the end of 2007. Reservoir engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, including:
•	historical production from the area compared with production from other similar producing wells;

•	the assumed effects of regulations by governmental agencies;

•	assumptions concerning future oil and gas prices; and

•	assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs.
     Because all reserve estimates are to some degree subjective, each of the following items may differ materially from those assumed in estimating proved reserves:
•	the quantities of oil and gas that are ultimately recovered;

•	the production and operating costs incurred;

•	the amount and timing of future development expenditures; and

•	future oil and gas sales prices.
     Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Our actual production, revenues and expenditures with respect to reserves will likely be different from estimates and the differences may be material. The discounted future net cash flows included in this document should not be considered as the current market value of the estimated oil and gas reserves attributable to our properties. As required by the SEC, the standardized measure of discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as:
•	the amount and timing of actual production;

•	supply and demand for oil and gas;

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•	increases or decreases in consumption; and

•	changes in governmental regulations or taxation.
     In addition, the 10% discount factor, which is required by the SEC to be used to calculate discounted future net cash flows for reporting purposes, and which we use in calculating our PV-10, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and gas industry in general.
Our future revenues are dependent on the ability to successfully complete drilling activity.
     Drilling and exploration are the main methods we utilize to replace our reserves. However, drilling and exploration operations may not result in any increases in reserves for various reasons. Exploration activities involve numerous risks, including the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, the future cost and timing of drilling, completing and producing wells is often uncertain. Furthermore, drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:
•	lack of acceptable prospective acreage;

•	inadequate capital resources;

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or accidents;

•	adverse weather conditions, including hurricanes;

•	unavailability or high cost of drilling rigs, equipment or labor;

•	reductions in oil and gas prices;

•	limitations in the market for oil and gas;

•	title problems;

•	compliance with governmental regulations; and

•	mechanical difficulties.
     Our decisions to purchase, explore, develop and exploit prospects or properties depend in part on data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often uncertain.
     In addition, we recently completed drilling our fourth horizontal well in the Cotton Valley trend. We have only limited experience drilling horizontal wells and there can be no assurance that this method of drilling will be as effective (or effective at all) as we currently expect it to be.
     In addition, higher oil and gas prices generally increase the demand for drilling rigs, equipment and crews and can lead to shortages of, and increasing costs for, such drilling equipment, services and personnel. Such shortages could restrict our ability to drill the wells and conduct the operations which we currently have planned. Any delay in the drilling of new wells or significant increase in drilling costs could adversely affect our ability to increase our reserves and production and reduce our revenues.

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Natural gas and oil prices are volatile; a decrease in the price of natural gas or oil would adversely impact our business.
     Our success will depend on the market prices of oil and natural gas. These market prices tend to fluctuate significantly in response to factors beyond our control. The prices we receive for our crude oil production are based on global market conditions. The general pace of global economic growth, the continued instability in the Middle East and other oil and gas producing regions and actions of the Organization of Petroleum Exporting Countries, or OPEC, and its maintenance of production constraints, as well as other economic, political, and environmental factors will continue to affect world supply and prices. Domestic natural gas prices fluctuate significantly in response to numerous factors including U.S. economic conditions, weather patterns, other factors affecting demand such as substitute fuels, the impact of drilling levels on crude oil and natural gas supply, and the environmental and access issues that limit future drilling activities for the industry.
     Crude oil and natural gas prices are extremely volatile. Average oil and natural gas prices fluctuated substantially during the three year period ended December 31, 2007. Fluctuations during the past several years in the demand and supply of crude oil and natural gas have contributed to, and are likely to continue to contribute to, price volatility. Any actual or anticipated reduction in crude oil and natural gas prices would depress the level of exploration, drilling and production activity. We expect that commodity prices will continue to fluctuate significantly in the future. The following table includes high and low natural gas prices (price per one million British thermal units or Mmbtu) and crude oil prices (West Texas Intermediate or WTI) for 2007, as well as these prices at year-end and at May 30, 2008:

Henry Hub
per Mmbtu
February 6, 2007 (high)	$9.13
September 5, 2007 (low)	5.14
December 28, 2007	6.80
May 30, 2008	11.45

WTI
per Barrel
November 20, 2007 (high)	$98.88
January 18, 2007 (low)	50.49
December 28, 2007	96.01
May 30, 2008	127.35
     Changes in commodity prices significantly affect our capital resources, liquidity and expected operating results. Price changes directly affect revenues and can indirectly impact expected production by changing the amount of funds available to us to reinvest in exploration and development activities. Reductions in oil and natural gas prices could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.
Our use of oil and gas price hedging contracts may limit future revenues from price increases and result in significant fluctuations in our net income.
     We use hedging transactions with respect to a portion of our oil and natural gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use may also limit future revenues from price increases.
     Our results of operations may be negatively impacted by our financial derivative instruments and fixed price forward sales contracts in the future and these instruments may limit any benefit we would receive from increases in the prices for oil and natural gas. For the year ended December 31, 2007, we realized a gain on settled financial derivatives of $9.7 million. For the years ended December 31, 2006 and 2005, we realized a loss on settled financial derivatives of $2.1 million and $18.0 million, respectively.

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     For the year ended December 31, 2007, we recognized in earnings an unrealized loss on derivative instruments not qualifying for hedge accounting in the amount of $16.1 million. For financial reporting purposes, this unrealized loss was combined with a $9.7 million realized gain in 2007 resulting in a total unrealized and realized loss on derivative instruments not qualifying for hedge accounting of $6.4 million for 2007.
     For the year ended December 31, 2006, we recognized in earnings an unrealized gain on derivative instruments not qualifying for hedge accounting in the amount of $40.2 million. For financial reporting purposes, this unrealized gain was combined with a $2.1 million realized loss in 2006 resulting in a total unrealized and realized gain on derivative instruments not qualifying for hedge accounting in the amount of $38.1 million for 2006. This gain was recognized because the natural gas hedges were deemed ineffective for 2006, and all previously effective oil hedges were deemed ineffective for the fourth quarter of 2006.
     For the year ended December 31, 2005, we recognized in earnings an unrealized loss on derivative instruments not qualifying for hedge accounting in the amount of $27.0 million. For financial reporting purposes, this unrealized loss was combined with a $10.7 million realized loss in 2005 resulting in a total unrealized and realized loss on derivative instruments not qualifying for hedge accounting in the amount of $37.7 million in 2005. This loss was recognized because the natural gas hedges were deemed to be ineffective for 2005, and accordingly, the changes in fair value of such hedges could no longer be reflected in other comprehensive income, a component of stockholders’ equity.
     To the extent that the hedges are not deemed to be effective in the future, we will likewise be exposed to volatility in earnings resulting from changes in the fair value of our hedges. See Note 8 “Hedging Activities” to our consolidated financial statements for further discussion.
Delays in development or production curtailment affecting our material properties may adversely affect our financial position and results of operations.
     The size of our operations and our capital expenditure budget limits the number of wells that we can develop in any given year. Complications in the development of any single material well may result in a material adverse affect on our financial condition and results of operations. In addition, a relatively small number of wells contribute a substantial portion of our production. If we were to experience operational problems resulting in the curtailment of production in any of these wells, our total production levels would be adversely affected, which would have a material adverse affect on our financial condition and results of operations.
Because our operations require significant capital expenditures, we may not have the funds available to replace reserves, maintain production or maintain interests in our properties.
We must make a substantial amount of capital expenditures for the acquisition, exploration and development of oil and natural gas reserves. Historically, we have paid for these expenditures with cash from operating activities, proceeds from debt and equity financings and asset sales. Our revenues or cash flows could be reduced because of lower oil and natural gas prices or for other reasons. If our revenues or cash flows decrease, we may not have the funds available to replace reserves or maintain production at current levels. If this occurs, our production will decline over time. Other sources of financing may not be available to us if our cash flows from operations are not sufficient to fund our capital expenditure requirements. Where we are not the majority owner or operator of an oil and gas property, we may have no control over the timing or amount of capital expenditures associated with the particular property. If we cannot fund such capital expenditures, our interests in some properties may be reduced or forfeited.
We may have difficulty financing our planned growth.
     We have experienced and expect to continue to experience substantial capital expenditure and working capital needs, particularly as a result of our drilling program. In the future, we expect that we will require additional financing, in addition to cash generated from operations, to fund planned growth. We cannot be certain that additional financing will be available on acceptable terms or at all. Additionally, recent unfavorable disclosures by international financial institutions concerning the sub-prime mortgage market may lead to a contraction in credit availability, thereby impacting our ability to finance our operations. In the event additional capital resources are

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unavailable, we may curtail drilling, development and other activities or be forced to sell some of our assets on an untimely or unfavorable basis.
If we are unable to replace reserves, we may not be able to sustain production at present levels.
     Our future success depends largely upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Unless we replace the reserves we produce through successful development, exploration or acquisition activities, our proved reserves will decline over time. In addition, approximately 69% of our total estimated proved reserves by volume at December 31, 2007, were undeveloped. By their nature, estimates of undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. We may not be able to successfully find and produce reserves economically in the future. In addition, we may not be able to acquire proved reserves at acceptable costs.
We may incur substantial impairment writedowns.
     If management’s estimates of the recoverable reserves on a property are revised downward or if oil and natural gas prices decline, we may be required to record additional non-cash impairment writedowns in the future, which would result in a negative impact to our financial position. We review our proved oil and gas properties for impairment on a depletable unit basis when circumstances suggest there is a need for such a review. To determine if a depletable unit is impaired, we compare the carrying value of the depletable unit to the undiscounted future net cash flows by applying management’s estimates of future oil and natural gas prices to the estimated future production of oil and gas reserves over the economic life of the property. Future net cash flows are based upon our independent reservoir engineers’ estimates of proved reserves. In addition, other factors such as probable and possible reserves are taken into consideration when justified by economic conditions. For each property determined to be impaired, we recognize an impairment loss equal to the difference between the estimated fair value and the carrying value of the property on a depletable unit basis.
     Fair value is estimated to be the present value of expected future net cash flows. Any impairment charge incurred is recorded in accumulated depreciation, depletion, impairment and amortization to reduce our recorded basis in the asset. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable units’ estimated reserves, future cash flows and fair value. For the years ended December 31, 2007, 2006 and 2005, we recorded impairments from continuing operations related to oil and gas properties of $7.7 million, $9.9 million and $0.3 million, respectively.
     Management’s assumptions used in calculating oil and gas reserves or regarding the future cash flows or fair value of our properties are subject to change in the future. Any change could cause impairment expense to be recorded, impacting our net income or loss and our basis in the related asset. Any change in reserves directly impacts our estimate of future cash flows from the property, as well as the property’s fair value. Additionally, as management’s views related to future prices change, the change will affect the estimate of future net cash flows and the fair value estimates. Changes in either of these amounts will directly impact the calculation of impairment.
A majority of our production, revenue and cash flow from operating activities are derived from assets that are concentrated in a single geographic area, making us vulnerable to risks associated with operating in one geographic area.
     Approximately 99% of our estimated proved reserves at December 31, 2007, and a similar percentage of our production during 2007 were associated with our Cotton Valley trend. We sold substantially all of our assets in South Louisiana to a private company in a sale that closed in March 2007. See Note 12 “Acquisitions and Divestitures” to our consolidated financial statements. Accordingly, if the level of production from the remaining properties substantially declines or is otherwise subject to a disruption in our operations resulting from operational problems, government intervention or natural disasters, it could have a material adverse effect on our overall production level and our revenue.

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The oil and gas business involves many uncertainties, economic risks and operating risks that can prevent us from realizing profits and can cause substantial losses.
     Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire properties and to drill exploratory wells. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs would be charged against earnings as impairments. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.
     The nature of the oil and gas business involves certain operating hazards such as well blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gas and other environmental hazards and risks. Any of these operating hazards could result in substantial losses to us. As a result, substantial liabilities to third parties or governmental entities may be incurred. The payment of these amounts could reduce or eliminate the funds available for exploration, development or acquisitions. These reductions in funds could result in a loss of our properties. Additionally, some of our oil and gas operations are located in areas that are subject to weather disturbances such as hurricanes. Some of these disturbances can be severe enough to cause substantial damage to facilities and possibly interrupt production. In accordance with customary industry practices, we maintain insurance against some, but not all, of such risks and losses. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our financial position and results of operations.
Our debt instruments impose restrictions on us that may affect our ability to successfully operate our business.
     Our senior credit facility and second lien term loan contain customary restrictions, including covenants limiting our ability to incur additional debt, grant liens, make investments, consolidate, merge or acquire other businesses, sell assets, pay dividends and other distributions and enter into transactions with affiliates. We also are required to meet specified financial ratios under the terms of our senior credit facility and second lien term loan. As of December 31, 2007, we were in compliance with all the financial covenants of our senior credit facility and our second lien term loan was not in existence at that time. These restrictions may make it difficult for us to successfully execute our business strategy or to compete in our industry with companies not similarly restricted.
We may be unable to identify liabilities associated with the properties that we acquire or obtain protection from sellers against them.
     The acquisition of properties requires us to assess a number of factors, including recoverable reserves, development and operating costs and potential environmental and other liabilities. Such assessments are inexact and inherently uncertain. In connection with the assessments, we perform a review of the subject properties, but such a review will not reveal all existing or potential problems. In the course of our due diligence, we may not inspect every well, platform or pipeline. We cannot necessarily observe structural and environmental problems, such as pipeline corrosion, when an inspection is made. We may not be able to obtain contractual indemnities from the seller for liabilities that we created. We may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with our expectations. The incurrence of an unexpected liability could have a material adverse effect on our financial position and results of operations.
We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.
     Development, production and sale of natural gas and oil in the U.S. are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:
•	discharge permits for drilling operations;

•	bonds for ownership, development and production of oil and gas properties;

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•	reports concerning operations; and

•	taxation.
     In addition, our operations are subject to stringent federal, state and local environmental laws and regulations governing the discharge of materials into the environment and environmental protection. Governmental authorities enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or prohibiting some or all of our operations. There is inherent risk of incurring significant environmental costs and liabilities in our business. Joint and several strict liabilities may be incurred in connection with discharges or releases of hydrocarbons and wastes due to our handling of hydrocarbons and wastes, the release of air emissions or water discharges in connection with our operations, and historical industry operations and waste disposal practices conducted by us or predecessor operators on, under or from our properties and from facilities where our wastes have been taken for disposal. Private parties affected by such discharges or releases may also have the right to pursue legal actions to enforce compliance as well as seek damages for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and any such changes that result in more stringent and costly requirements could have a material adverse effect on our business.
     Competition in the oil and gas industry is intense, and we are smaller and have a more limited operating history than some of our competitors.
     We compete with major and independent oil and natural gas companies for property acquisitions. We also compete for the equipment and labor required to operate and to develop these properties. Some of our competitors have substantially greater financial and other resources than us. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for oil and natural gas properties and may be able to define, evaluate, bid for and acquire a greater number of properties than we can. Our ability to acquire additional properties and develop new and existing properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.
     Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.
     Our success will depend on our ability to retain and attract experienced engineers, geoscientists and other professional staff. We depend to a large extent on the efforts, technical expertise and continued employment of these personnel and members of our management team. If a significant number of them resign or become unable to continue in their present role and if they are not adequately replaced, our business operations could be adversely affected.
     We have previously identified a material weakness in our internal controls over financial reporting and cannot assure you that we will not again identify a material weakness in the future.
     As previously reported in our quarterly report on Form 10-Q for the quarter ended March 31, 2006, a material weakness was identified in our internal control over financial reporting with respect to recording the fair value of all outstanding derivatives. The Public Company Accounting Oversight Board’s Auditing Standard No. 5 defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.
     To remediate the material weakness, we implemented changes in our internal control over financial reporting during the quarter ended June 30, 2006. Specifically, we now automatically receive a mark to market valuation from our existing counterparties for all outstanding derivatives. For any new contracts entered into with a new counterparty, we will concurrently request this automatic distribution. We also added another layer of review for the fair value calculation before review by the Chief Financial Officer.

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     Our management believes that these additional policies and procedures have enhanced our internal control over financial reporting relating to the determination and review of fair value calculations on outstanding derivatives. Our management also believes that, as a result of these measures described above, the material weakness was remediated and that our internal control over financial reporting is effective as of June 30, 2006, September 30, 2006, and December 31, 2006 and all of 2007.
     Terrorist attacks or similar hostilities may adversely impact our results of operations.
     The impact that future terrorist attacks or regional hostilities (particularly in the Middle East) may have on the energy industry in general, and on us in particular, is unknown. Uncertainty surrounding military strikes or a sustained military campaign may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or war. Moreover, we have incurred additional costs since the terrorist attacks of September 11, 2001 to safeguard certain of our assets and we may be required to incur significant additional costs in the future.
     The terrorist attacks on September 11, 2001, and the changes in the insurance markets attributable to such attacks have made certain types of insurance more difficult for us to obtain. There can be no assurance that insurance will be available to us without significant additional costs. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.
Risks Related to Our Common Stock
Because we have no plans to pay any dividends for the foreseeable future, investors must look solely to stock appreciation for a return on their investment in us.
     We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings and other cash resources, if any, for the operation and development of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. In addition, our current credit facility prohibits us from paying cash dividends on our common stock. Any future dividends may also be restricted by any loan agreements that we may enter into from time to time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.
Insiders own a significant amount of common stock, giving them influence or control in corporate transactions and other matters, and the interests of these individuals could differ from those of other stockholders.
     Members of our board of directors and our management team beneficially own approximately 40% of our outstanding shares of common stock after giving effect to the issuance of our common stock pursuant to the share lending agreement and the number of vested stock options. As a result, these stockholders are in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of an amendment to our certificate of incorporation or bylaws and the approval of mergers and other significant corporate transactions. Their control of us may delay or prevent a change of control of us and may adversely affect the voting and other rights of other stockholders.
Our certificate of incorporation and bylaws contain provisions that could discourage an acquisition or change of control of us.
     Our certificate of incorporation authorizes our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of the certificate of incorporation and bylaws, such as limitations on shareholder proposals at meetings of shareholders and restrictions on the ability of our shareholders to call special meetings, could also make it more difficult for a third party to acquire control of us. Our bylaws provide that our board of directors is divided into three classes, each elected for staggered three-year terms. Thus, control of the

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board of directors cannot be changed in one year; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.
     These provisions of our certificate of incorporation and bylaws may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the common stock. Please read “Description of Capital Stock” for additional details concerning the provisions of our certificate of incorporation and bylaws.
Future issuances of our common shares may adversely affect the price of our common shares.
     The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.

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USE OF PROCEEDS
     The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of such common stock.

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DESCRIPTION OF CAPITAL STOCK
     As of June 2, 2008, our authorized capital stock was 110,000,000 shares. Those shares consisted of (a) 10,000,000 shares of preferred stock, $1.00 par value, 2,250,000 of which were outstanding; and (b) 100,000,000 shares of common stock, $0.20 par value, of which 34,280,953 shares were issued and outstanding. In addition, as of June 2, 2008, (a) 3,587,850 shares of common stock were reserved for issuance pursuant to the conversion of our Series B convertible preferred stock, (b) 3,122,263 shares of common stock were reserved for issuance pursuant to the conversion of our 3.25% convertible senior notes, (c) 2,808,719 shares of common stock were reserved for issuance pursuant to our stock option plans, of which options to purchase 1,089,333 shares at a weighted average exercise price of $21.40 per share had been issued, and (d) 327,077 shares of restricted stock awards had not yet vested.
     The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation and bylaws, which are incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2007, and by the provisions of applicable law.
Common Stock
     Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share held of record of common stock has one vote on all matters voted on by our shareholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.
     No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.
     Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to any dividend preferences of any outstanding shares of preferred stock. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the New York Stock Exchange under the symbol “GDP.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Preferred Stock
     As of the date of this prospectus, we have 7,750,000 shares of authorized but unissued preferred stock that are undesignated.
     At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of our common stock:
•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix the number of shares constituting any class or series of preferred stock; and

•	establish the rights of the holders of any class or series of preferred stock.
     The rights of any class or series of preferred stock may include, among others:
•	general or special voting rights;

•	preferential liquidation or preemptive rights;

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•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.
     We may issue shares of, or rights to purchase, preferred stock the terms of which might:
•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.
     Any of these actions could discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over its then market price.
Series B Convertible Preferred Stock
     As of the date of this prospectus, we had 2,250,000 shares issued and outstanding of our Series B Convertible Preferred Stock. The Liquidation Preference is $50 per share of Series B Preferred Stock, plus accumulated and unpaid dividends.
     Conversion Rights. Each share is convertible at the option of the holder into our common stock at any time at an initial conversion rate of 1.5946 shares of common stock per share, which is equivalent to an initial conversion price of approximately $31.36 per share of common stock. Upon conversion of the Series B Convertible Preferred Stock (pursuant to a voluntary conversion or the Company Conversion Option (as defined in the Certificate of Designation of the Series B Convertible Preferred Stock (the “Certificate of Designation”)), we may choose to deliver the conversion value to holders in cash, shares of common stock, or a combination of cash and shares of common stock.
     On or after December 21, 2010, we may, at our option, cause the Series B Convertible Preferred Stock to be automatically converted into that number of shares of common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day prior to the announcement of our exercise of the option, the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price of the Series B Convertible Preferred Stock.
     Redemption. The Series B Convertible Preferred Stock is non-redeemable by us.
     Fundamental Change. If a Fundamental Change (as defined in the Certificate of Designation) occurs, holders may require us in specified circumstances to repurchase all or part of the Series B Convertible Preferred Stock. In addition, upon the occurrence of a Fundamental Change or Specified Corporate Events (as defined in the Certificate of Designation), we will under certain circumstances increase the conversion rate by a number of additional shares of common stock.
     Dividends. Holders of our Series B Preferred Stock are entitled to receive, when and if declared by our board of directors, cumulative cash dividends on the Series B Preferred Stock at a rate of 5.375% of the $50 liquidation preference per year (equivalent to $2.6875 per year per share). Dividends on the Series B Preferred Stock will be payable quarterly in arrears on each March 15, June 15, September 15, and December 15 of each year or, if not a business day, the next succeeding business day. Dividends may be increased under certain circumstances as described below.
     If we fail to pay dividends on the shares of our Series B Preferred Stock on six dividend payment dates (whether consecutive or not), then the dividend rate per annum will increase by an additional 1.0% on and after the day after

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such sixth dividend payment date, until we have paid all dividends on the shares of our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Any further failure to pay dividends would cause the dividend rate to increase again by the additional 1.0% until we have again paid all dividends for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Upon the occurrence of specified corporate events described in the Certificate of Designation, the dividend rate per annum will increase by an additional 3.0% for every quarter in which the closing price of our common stock is below $26.13 for 20 trading days within the period of 30 consecutive trading days ending 15 trading days prior to the quarterly record date for the quarter.
     Ranking. Our Series B Preferred Stock ranks, with respect to dividend rights or rights upon our liquidation, winding up or dissolution:
•	senior to (i) all of our common stock and (ii) each class of capital stock or series of preferred stock established after December 21, 2005 (which we refer to as the “Issue Date”), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Junior Stock”);

•	on a parity in all respects with any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Parity Stock”); and

•	junior to each class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (we refer to the stock described in this bullet point as the “Senior Stock”).
     Voting Rights. Except as required by Delaware law, our restated certificate of incorporation and the certificate of designation for our Series B Preferred Stock, holders of our Series B Preferred Stock will have no voting rights unless dividends payable on our Series B Preferred Stock are in arrears for six or more quarterly periods. In that event, the holders of our Series B Preferred Stock, voting as a single class with the shares of any other class or series of preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors, and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until the dividend arrearage on our Series B Preferred Stock has been paid in full. The affirmative consent of holders of at least 66 2 / 3 % of the outstanding shares of our Series B Preferred Stock will be required for the issuance of Senior Stock and for amendments to our restated certificate of incorporation that would materially adversely affect any right, preference, privilege or voting power of our Series B Preferred Stock.
Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws
     The provisions of our certificate of incorporation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.
     Written Consent of Stockholders and Stockholder Meetings. Any action by our stockholders must be taken at an annual or special meeting of stockholders. Special meetings of the stockholders may be called at any time by the Chairman of the Board (if any), the Vice Chairman, the President or by a majority of the board of directors.
     Advance Notice Procedure for Shareholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors, as well as for stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

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•	with respect to an election to be held at the annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders;

•	with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed to stockholders or public disclosure of the date of the meeting was made, whichever first occurs, and must contain specified information concerning the person to be nominated.
Notice of stockholders’ intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the anniversary date of the preceding annual meeting of stockholders. These procedures may operate to limit the ability of stockholders to bring business before a stockholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change in control.
     Classified Board; Removal of Director. Our bylaws provide that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our bylaws provide that neither any director nor the board of directors may be removed without cause, and that any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.
Limitation of Liability of Directors
     Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit; and

•	under Title 8, Section 174 of the Delaware General Corporation Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced.

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SELLING STOCKHOLDER
     This prospectus covers the offering for resale of up to 908,098 shares of our common stock by the selling stockholder identified below. No offer or sale may occur unless this prospectus has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such common stock. We are required to update this prospectus to reflect material developments in our business, financial position and results of operations.
     The following table sets forth certain information regarding the selling stockholder’s beneficial ownership of our common stock as of June 2, 2008. The information presented below is based solely on our review of information provided by the selling stockholder.

Number of Shares of
	Number of Shares of	Percentage of	Number of Shares of	Common Stock
Name of Selling	Common Stock	Common Stock	Common Stock That	Beneficially Owned
Stockholder	Beneficially Owned	Beneficially Owned	May be Sold(1)	After Offering
Caddo Resources LP(2)	908,098	2.65%	908,098	0

(1)	Because the selling stockholder may sell all or a portion of the common stock registered hereby, we cannot estimate the number or percentage of common stock that the selling stockholder will hold upon completion of the offering. Accordingly, the information presented in this table assumes that the selling stockholder will sell all of their common stock registered pursuant hereto.

(2)	Representatives of this security holder have advised us that this security holder is an affiliate of a U.S. registered broker-dealer; however, this security holder acquired the shares of our common stock in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the shares of our common stock held by this security holder. Michael K. Heinz, Charles W. Yates and H. Rex Corey, Jr. are managers of Caddo Resources GP, LLC, the general partner of this security holder, and hold the voting and dispositive power with respect to the shares of our common stock held by this security holder.
Selling security holders who are registered broker-dealers are “underwriters” within the meaning of the Securities Act. In addition, selling security holders who are affiliates of registered broker-dealers are “underwriters” within the meaning of the Securities Act if such selling security holder (a) did not acquire its shares of common stock in the ordinary course of business or (b) had an agreement or understanding, directly or indirectly, with any person to distribute the common shares. To our knowledge, no selling security holder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.
     Any prospectus supplement reflecting a sale of common stock hereunder will set forth, with respect to the selling stockholder:
•	the name of the selling stockholder;

•	the nature of the position, office or other material relationship which the selling stockholder will have had within the prior three years with us or any of our affiliates;

•	the number of shares of common stock owned by the selling stockholder prior to the offering;

•	the amount or number of shares of common stock to be offered for the selling stockholder’s account; and the amount and (if one percent or more) the percentage of common stock to be owned by the selling stockholders after the completion of the offering.
     All expenses incurred with the registration of the common stock owned by the selling stockholder will be borne by us.

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PLAN OF DISTRIBUTION
     As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the common stock by the selling stockholders, or by its partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the units may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common stock may be sold include:
•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	underwritten transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per unit;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the units against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the units against certain civil liabilities, including certain liabilities under the Securities Act.
     In connection with sales of the common stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.
     The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling stockholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholders is deemed to be an underwriter, the selling stockholders may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934.

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     There can be no assurances that the selling stockholders will sell any or all of the common stock offered under this prospectus.

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LEGAL MATTERS
     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with certain of the offered securities.
EXPERTS
     The consolidated financial statements of Goodrich Petroleum Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated financial statements refers to a change in the method of accounting for share-based payments as of January 1, 2006.
     Estimates of the oil and gas reserves of Goodrich Petroleum Corporation and related future net cash flows and the present values thereof, included in this prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007, were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc. as of December 31, 2007, December 31, 2006 and December 31, 2005. We have included and incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

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PROSPECTUS
GOODRICH PETROLEUM CORPORATION
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Guarantee of Debt Securities of Goodrich Petroleum Corporation by:
Goodrich Petroleum Company, LLC
     We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we issue under this prospectus may be guaranteed by our subsidiary, Goodrich Petroleum Company, LLC.
     This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
     We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
     Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus.
     Our common stock is listed on the New York Stock Exchange under the symbol “GDP.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
This prospectus is dated June 2, 2008.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Goodrich,” “we” or “our” are to Goodrich Petroleum Corporation and its subsidiaries.
THE COMPANY
     We are an independent oil and gas company engaged in the exploration, exploitation, development and production of oil and natural gas properties primarily in the Cotton Valley Trend of East Texas and Northwest Louisiana.
     Our principal executive offices are located at 808 Travis Street, Suite 1320, Houston, Texas 77002. We also have an office in Shreveport, Louisiana. Our common stock is listed on the New York Stock Exchange under the symbol “GDP.”

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and other information with the SEC (File No. 001-12719) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.
     Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	The description of our common stock contained in our registration statement on Form 8-B dated February 3, 1997, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

•	our Current Reports on Form 8-K filed on each of January 17, 2008, February 19, 2008, March 20, 2008 and May 29, 2008 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:
Goodrich Petroleum Corporation
Attention: Corporate Secretary
808 Travis Street, Suite 1320
Houston, Texas 77002
(713) 780-9494
     We also maintain a website at http://www.goodrichpetroleum.com. However, the information on our website is not part of this prospectus.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Securities Exchange Act of 1934, or the Exchange Act. The words “believe,” “may,” “will,” “estimate.” “continues,” “anticipate,” “intend,” “foresee,” “expect” and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our subsequent SEC filings and those factors summarized below:
•	the timing and extent of changes in natural gas and oil prices;

•	the timing of planned capital expenditures;

•	our ability to identify and acquire additional properties necessary to implement our business strategy and our ability to finance such acquisitions;

•	the inherent uncertainties in estimating proved reserves and forecasting production results;

•	operational factors affecting the commencement or maintenance of producing wells, including catastrophic weather related damage, unscheduled outages or repairs, or unanticipated changes in drilling equipment costs or rig availability;

•	the condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

•	costs and other legal and administrative proceedings, settlements, investigations and claims, including environmental liabilities which may not be covered by indemnity or insurance;

•	the political and economic climate in the foreign or domestic jurisdictions in which we conduct oil and gas operations, including risk of war or potential adverse results of military or terrorist actions in those areas; and

•	other United States regulatory or legislative developments that affect the demand for natural gas or oil generally, increase the environmental compliance cost for our production wells or impose liabilities on the owners of such wells.
     Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.
     Although we believe our estimates and assumption to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS
     Your investment in our securities involves risks. You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, the risks described below before deciding whether an investment in our securities is appropriate for you.
     The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
Risks Related to Our Business
     Our financial and operating results are subject to a number of factors, many of which are not within our control. These factors include the following:
     Our actual production, revenues and expenditures related to our reserves are likely to differ from our estimates of proved reserves. We may experience production that is less than estimated and drilling costs that are greater than estimated in our reserve report. These differences may be material.
     The proved oil and gas reserve information included in this report are estimates. These estimates are based on reports prepared by Netherland Sewell & Associates, Inc. (“NSA”), our independent reserve engineers, and were calculated using oil and gas prices as of December 31, 2007. These prices will change and may be lower at the time of production than those prices that prevailed at the end of 2007. Reservoir engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, including:
•	historical production from the area compared with production from other similar producing wells;

•	the assumed effects of regulations by governmental agencies;

•	assumptions concerning future oil and gas prices; and

•	assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs.
     Because all reserve estimates are to some degree subjective, each of the following items may differ materially from those assumed in estimating proved reserves:
•	the quantities of oil and gas that are ultimately recovered;

•	the production and operating costs incurred;

•	the amount and timing of future development expenditures; and

•	future oil and gas sales prices.
     Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Our actual production, revenues and expenditures with respect to reserves will likely be different from estimates and the differences may be material. The discounted future net cash flows included in this document should not be considered as the current market value of the estimated oil and gas reserves attributable to our properties. As required by the SEC, the standardized measure of discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as:
•	the amount and timing of actual production;

•	supply and demand for oil and gas;

•	increases or decreases in consumption; and

•	changes in governmental regulations or taxation.
     In addition, the 10% discount factor, which is required by the SEC to be used to calculate discounted future net cash flows for reporting purposes, and which we use in calculating our PV-10, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and gas industry in general.
Our future revenues are dependent on the ability to successfully complete drilling activity.
     Drilling and exploration are the main methods we utilize to replace our reserves. However, drilling and exploration operations may not result in any increases in reserves for various reasons. Exploration activities involve numerous risks, including the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, the future cost and timing of drilling, completing and producing wells is often uncertain. Furthermore, drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:
•	lack of acceptable prospective acreage;

•	inadequate capital resources;

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or accidents;

•	adverse weather conditions, including hurricanes;

•	unavailability or high cost of drilling rigs, equipment or labor;

•	reductions in oil and gas prices;

•	limitations in the market for oil and gas;

•	title problems;

•	compliance with governmental regulations; and

•	mechanical difficulties.
     Our decisions to purchase, explore, develop and exploit prospects or properties depend in part on data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often uncertain.
     In addition, we recently completed drilling our fourth horizontal well in the Cotton Valley trend. We have only limited experience drilling horizontal wells and there can be no assurance that this method of drilling will be as effective (or effective at all) as we currently expect it to be.
     In addition, higher oil and gas prices generally increase the demand for drilling rigs, equipment and crews and can lead to shortages of, and increasing costs for, such drilling equipment, services and personnel. Such shortages could restrict our ability to drill the wells and conduct the operations which we currently have planned. Any delay in the drilling of new wells or significant increase in drilling costs could adversely affect our ability to increase our reserves and production and reduce our revenues.

Natural gas and oil prices are volatile; a decrease in the price of natural gas or oil would adversely impact our business.
     Our success will depend on the market prices of oil and natural gas. These market prices tend to fluctuate significantly in response to factors beyond our control. The prices we receive for our crude oil production are based on global market conditions. The general pace of global economic growth, the continued instability in the Middle East and other oil and gas producing regions and actions of the Organization of Petroleum Exporting Countries, or OPEC, and its maintenance of production constraints, as well as other economic, political, and environmental factors will continue to affect world supply and prices. Domestic natural gas prices fluctuate significantly in response to numerous factors including U.S. economic conditions, weather patterns, other factors affecting demand such as substitute fuels, the impact of drilling levels on crude oil and natural gas supply, and the environmental and access issues that limit future drilling activities for the industry.
     Crude oil and natural gas prices are extremely volatile. Average oil and natural gas prices fluctuated substantially during the three year period ended December 31, 2007. Fluctuations during the past several years in the demand and supply of crude oil and natural gas have contributed to, and are likely to continue to contribute to, price volatility. Any actual or anticipated reduction in crude oil and natural gas prices would depress the level of exploration, drilling and production activity. We expect that commodity prices will continue to fluctuate significantly in the future. The following table includes high and low natural gas prices (price per one million British thermal units or Mmbtu) and crude oil prices (West Texas Intermediate or WTI) for 2007, as well as these prices at year-end and at May 30, 2008:

Henry Hub
per Mmbtu
February 6, 2007 (high)	$9.13
September 5, 2007 (low)	5.14
December 28, 2007	6.80
May 30, 2008	11.45

WTI
per Barrel
November 20, 2007 (high)	$98.88
January 18, 2007 (low)	50.49
December 28, 2007	96.01
May 30, 2008	127.35
     Changes in commodity prices significantly affect our capital resources, liquidity and expected operating results. Price changes directly affect revenues and can indirectly impact expected production by changing the amount of funds available to us to reinvest in exploration and development activities. Reductions in oil and natural gas prices could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.
Our use of oil and gas price hedging contracts may limit future revenues from price increases and result in significant fluctuations in our net income.
     We use hedging transactions with respect to a portion of our oil and natural gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use may also limit future revenues from price increases.
     Our results of operations may be negatively impacted by our financial derivative instruments and fixed price forward sales contracts in the future and these instruments may limit any benefit we would receive from increases in the prices for oil and natural gas. For the year ended December 31, 2007, we realized a gain on settled financial derivatives of $9.7 million. For the years ended December 31, 2006 and 2005, we realized a loss on settled financial derivatives of $2.1 million and $18.0 million, respectively.

     For the year ended December 31, 2007, we recognized in earnings an unrealized loss on derivative instruments not qualifying for hedge accounting in the amount of $16.1 million. For financial reporting purposes, this unrealized loss was combined with a $9.7 million realized gain in 2007 resulting in a total unrealized and realized loss on derivative instruments not qualifying for hedge accounting of $6.4 million for 2007.
     For the year ended December 31, 2006, we recognized in earnings an unrealized gain on derivative instruments not qualifying for hedge accounting in the amount of $40.2 million. For financial reporting purposes, this unrealized gain was combined with a $2.1 million realized loss in 2006 resulting in a total unrealized and realized gain on derivative instruments not qualifying for hedge accounting in the amount of $38.1 million for 2006. This gain was recognized because the natural gas hedges were deemed ineffective for 2006, and all previously effective oil hedges were deemed ineffective for the fourth quarter of 2006.
     For the year ended December 31, 2005, we recognized in earnings an unrealized loss on derivative instruments not qualifying for hedge accounting in the amount of $27.0 million. For financial reporting purposes, this unrealized loss was combined with a $10.7 million realized loss in 2005 resulting in a total unrealized and realized loss on derivative instruments not qualifying for hedge accounting in the amount of $37.7 million in 2005. This loss was recognized because the natural gas hedges were deemed to be ineffective for 2005, and accordingly, the changes in fair value of such hedges could no longer be reflected in other comprehensive income, a component of stockholders’ equity.
     To the extent that the hedges are not deemed to be effective in the future, we will likewise be exposed to volatility in earnings resulting from changes in the fair value of our hedges. See Note 8 “Hedging Activities” to our consolidated financial statements for further discussion.
Delays in development or production curtailment affecting our material properties may adversely affect our financial position and results of operations.
     The size of our operations and our capital expenditure budget limits the number of wells that we can develop in any given year. Complications in the development of any single material well may result in a material adverse affect on our financial condition and results of operations. In addition, a relatively small number of wells contribute a substantial portion of our production. If we were to experience operational problems resulting in the curtailment of production in any of these wells, our total production levels would be adversely affected, which would have a material adverse affect on our financial condition and results of operations.
Because our operations require significant capital expenditures, we may not have the funds available to replace reserves, maintain production or maintain interests in our properties.
We must make a substantial amount of capital expenditures for the acquisition, exploration and development of oil and natural gas reserves. Historically, we have paid for these expenditures with cash from operating activities, proceeds from debt and equity financings and asset sales. Our revenues or cash flows could be reduced because of lower oil and natural gas prices or for other reasons. If our revenues or cash flows decrease, we may not have the funds available to replace reserves or maintain production at current levels. If this occurs, our production will decline over time. Other sources of financing may not be available to us if our cash flows from operations are not sufficient to fund our capital expenditure requirements. Where we are not the majority owner or operator of an oil and gas property, we may have no control over the timing or amount of capital expenditures associated with the particular property. If we cannot fund such capital expenditures, our interests in some properties may be reduced or forfeited.
We may have difficulty financing our planned growth.
     We have experienced and expect to continue to experience substantial capital expenditure and working capital needs, particularly as a result of our drilling program. In the future, we expect that we will require additional financing, in addition to cash generated from operations, to fund planned growth. We cannot be certain that additional financing will be available on acceptable terms or at all. Additionally, recent unfavorable disclosures by international financial institutions concerning the sub-prime mortgage market may lead to a contraction in credit availability, thereby impacting our ability to finance our operations. In the event additional capital resources are unavailable, we may curtail drilling, development and other activities or be forced to sell some of our assets on an untimely or unfavorable basis.
If we are unable to replace reserves, we may not be able to sustain production at present levels.
     Our future success depends largely upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Unless we replace the reserves we produce through successful development, exploration or acquisition activities, our proved reserves will decline over time. In addition, approximately 69% of our total estimated proved reserves by volume at December 31, 2007, were undeveloped. By their nature, estimates of undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. We may not be able to successfully find and produce reserves economically in the future. In addition, we may not be able to acquire proved reserves at acceptable costs.
We may incur substantial impairment writedowns.
     If management’s estimates of the recoverable reserves on a property are revised downward or if oil and natural gas prices decline, we may be required to record additional non-cash impairment writedowns in the future, which would result in a negative impact to our financial position. We review our proved oil and gas properties for impairment on a depletable unit basis when circumstances suggest there is a need for such a review. To determine if a depletable unit is impaired, we compare the carrying value of the depletable unit to the undiscounted future net cash flows by applying management’s estimates of future oil and natural gas prices to the estimated future production of oil and gas reserves over the economic life of the property. Future net cash flows are based upon our independent reservoir engineers’ estimates of proved reserves. In addition, other factors such as probable and possible reserves are taken into consideration when justified by economic conditions. For each property determined to be impaired, we recognize an impairment loss equal to the difference between the estimated fair value and the carrying value of the property on a depletable unit basis.
     Fair value is estimated to be the present value of expected future net cash flows. Any impairment charge incurred is recorded in accumulated depreciation, depletion, impairment and amortization to reduce our recorded basis in the asset. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable units’ estimated reserves, future cash flows and fair value. For the years ended December 31, 2007, 2006 and 2005, we recorded impairments from continuing operations related to oil and gas properties of $7.7 million, $9.9 million and $0.3 million, respectively.
     Management’s assumptions used in calculating oil and gas reserves or regarding the future cash flows or fair value of our properties are subject to change in the future. Any change could cause impairment expense to be recorded, impacting our net income or loss and our basis in the related asset. Any change in reserves directly impacts our estimate of future cash flows from the property, as well as the property’s fair value. Additionally, as management’s views related to future prices change, the change will affect the estimate of future net cash flows and the fair value estimates. Changes in either of these amounts will directly impact the calculation of impairment.
A majority of our production, revenue and cash flow from operating activities are derived from assets that are concentrated in a single geographic area, making us vulnerable to risks associated with operating in one geographic area.
     Approximately 99% of our estimated proved reserves at December 31, 2007, and a similar percentage of our production during 2007 were associated with our Cotton Valley trend. We sold substantially all of our assets in South Louisiana to a private company in a sale that closed in March 2007. See Note 12 “Acquisitions and Divestitures” to our consolidated financial statements. Accordingly, if the level of production from the remaining properties substantially declines or is otherwise subject to a disruption in our operations resulting from operational problems, government intervention or natural disasters, it could have a material adverse effect on our overall production level and our revenue.

The oil and gas business involves many uncertainties, economic risks and operating risks that can prevent us from realizing profits and can cause substantial losses.
     Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire properties and to drill exploratory wells. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs would be charged against earnings as impairments. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.
     The nature of the oil and gas business involves certain operating hazards such as well blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gas and other environmental hazards and risks. Any of these operating hazards could result in substantial losses to us. As a result, substantial liabilities to third parties or governmental entities may be incurred. The payment of these amounts could reduce or eliminate the funds available for exploration, development or acquisitions. These reductions in funds could result in a loss of our properties. Additionally, some of our oil and gas operations are located in areas that are subject to weather disturbances such as hurricanes. Some of these disturbances can be severe enough to cause substantial damage to facilities and possibly interrupt production. In accordance with customary industry practices, we maintain insurance against some, but not all, of such risks and losses. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our financial position and results of operations.
Our debt instruments impose restrictions on us that may affect our ability to successfully operate our business.
     Our senior credit facility and second lien term loan contain customary restrictions, including covenants limiting our ability to incur additional debt, grant liens, make investments, consolidate, merge or acquire other businesses, sell assets, pay dividends and other distributions and enter into transactions with affiliates. We also are required to meet specified financial ratios under the terms of our senior credit facility and second lien term loan. As of December 31, 2007, we were in compliance with all the financial covenants of our senior credit facility and our second lien term loan was not in existence at that time. These restrictions may make it difficult for us to successfully execute our business strategy or to compete in our industry with companies not similarly restricted.
We may be unable to identify liabilities associated with the properties that we acquire or obtain protection from sellers against them.
     The acquisition of properties requires us to assess a number of factors, including recoverable reserves, development and operating costs and potential environmental and other liabilities. Such assessments are inexact and inherently uncertain. In connection with the assessments, we perform a review of the subject properties, but such a review will not reveal all existing or potential problems. In the course of our due diligence, we may not inspect every well, platform or pipeline. We cannot necessarily observe structural and environmental problems, such as pipeline corrosion, when an inspection is made. We may not be able to obtain contractual indemnities from the seller for liabilities that we created. We may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with our expectations. The incurrence of an unexpected liability could have a material adverse effect on our financial position and results of operations.
We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.
     Development, production and sale of natural gas and oil in the U.S. are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:
•	discharge permits for drilling operations;

•	bonds for ownership, development and production of oil and gas properties;

•	reports concerning operations; and

•	taxation.
     In addition, our operations are subject to stringent federal, state and local environmental laws and regulations governing the discharge of materials into the environment and environmental protection. Governmental authorities enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or prohibiting some or all of our operations. There is inherent risk of incurring significant environmental costs and liabilities in our business. Joint and several strict liabilities may be incurred in connection with discharges or releases of hydrocarbons and wastes due to our handling of hydrocarbons and wastes, the release of air emissions or water discharges in connection with our operations, and historical industry operations and waste disposal practices conducted by us or predecessor operators on, under or from our properties and from facilities where our wastes have been taken for disposal. Private parties affected by such discharges or releases may also have the right to pursue legal actions to enforce compliance as well as seek damages for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and any such changes that result in more stringent and costly requirements could have a material adverse effect on our business.
     Competition in the oil and gas industry is intense, and we are smaller and have a more limited operating history than some of our competitors.
     We compete with major and independent oil and natural gas companies for property acquisitions. We also compete for the equipment and labor required to operate and to develop these properties. Some of our competitors have substantially greater financial and other resources than us. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for oil and natural gas properties and may be able to define, evaluate, bid for and acquire a greater number of properties than we can. Our ability to acquire additional properties and develop new and existing properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.
     Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.
     Our success will depend on our ability to retain and attract experienced engineers, geoscientists and other professional staff. We depend to a large extent on the efforts, technical expertise and continued employment of these personnel and members of our management team. If a significant number of them resign or become unable to continue in their present role and if they are not adequately replaced, our business operations could be adversely affected.
     We have previously identified a material weakness in our internal controls over financial reporting and cannot assure you that we will not again identify a material weakness in the future.
     As previously reported in our quarterly report on Form 10-Q for the quarter ended March 31, 2006, a material weakness was identified in our internal control over financial reporting with respect to recording the fair value of all outstanding derivatives. The Public Company Accounting Oversight Board’s Auditing Standard No. 5 defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis
     To remediate the material weakness, we implemented changes in our internal control over financial reporting during the quarter ended June 30, 2006. Specifically, we now automatically receive a mark to market valuation from our existing counterparties for all outstanding derivatives. For any new contracts entered into with a new counterparty, we will concurrently request this automatic distribution. We also added another layer of review for the fair value calculation before review by the Chief Financial Officer.

     Our management believes that these additional policies and procedures have enhanced our internal control over financial reporting relating to the determination and review of fair value calculations on outstanding derivatives. Our management also believes that, as a result of these measures described above, the material weakness was remediated and that our internal control over financial reporting is effective as of June 30, 2006, September 30, 2006, and December 31, 2006 and all of 2007.
     Terrorist attacks or similar hostilities may adversely impact our results of operations.
     The impact that future terrorist attacks or regional hostilities (particularly in the Middle East) may have on the energy industry in general, and on us in particular, is unknown. Uncertainty surrounding military strikes or a sustained military campaign may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or war. Moreover, we have incurred additional costs since the terrorist attacks of September 11, 2001 to safeguard certain of our assets and we may be required to incur significant additional costs in the future.
     The terrorist attacks on September 11, 2001, and the changes in the insurance markets attributable to such attacks have made certain types of insurance more difficult for us to obtain. There can be no assurance that insurance will be available to us without significant additional costs. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.
Risks Related to Our Common Stock
Because we have no plans to pay any dividends for the foreseeable future, investors must look solely to stock appreciation for a return on their investment in us.
     We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings and other cash resources, if any, for the operation and development of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. In addition, our current credit facility prohibits us from paying cash dividends on our common stock. Any future dividends may also be restricted by any loan agreements that we may enter into from time to time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.
Insiders own a significant amount of common stock, giving them influence or control in corporate transactions and other matters, and the interests of these individuals could differ from those of other stockholders.
     Members of our board of directors and our management team beneficially own approximately 40% of our outstanding shares of common stock after giving effect to the issuance of our common stock pursuant to the share lending agreement and the number of vested stock options. As a result, these stockholders are in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of an amendment to our certificate of incorporation or bylaws and the approval of mergers and other significant corporate transactions. Their control of us may delay or prevent a change of control of us and may adversely affect the voting and other rights of other stockholders.
Our certificate of incorporation and bylaws contain provisions that could discourage an acquisition or change of control of us.
     Our certificate of incorporation authorizes our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of the certificate of incorporation and bylaws, such as limitations on shareholder proposals at meetings of shareholders and restrictions on the ability of our shareholders to call special meetings, could also make it more difficult for a third party to acquire control of us. Our bylaws provide that our board of directors is divided into three classes, each elected for staggered three-year terms. Thus, control of the board of directors cannot be changed in one year; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.
     These provisions of our certificate of incorporation and bylaws may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the common stock. Please read “Description of Capital Stock” for additional details concerning the provisions of our certificate of incorporation and bylaws.
Future issuances of our common shares may adversely affect the price of our common shares.
     The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.
Risks Related to Debt Securities
If an active trading market does not develop for a series of Debt Securities sold pursuant to this prospectus, you may be unable to sell any such Debt Securities or to sell any such Debt Securities at a price that you deem sufficient.
     Unless otherwise specified in an accompanying prospectus supplement, any Debt Securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any Debt Securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of Debt Securities may advise us that they intend to make a market in those Debt Securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:
•	that a market for any series of Debt Securities will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any Debt Securities you may own or the price at which you may be able to sell your Debt Securities.
A guarantee of Debt Securities could be voided if the guarantors fraudulently transferred their guarantees at the time they incurred the indebtedness, which could result in the holders of Debt Securities being able to rely on only Goodrich Petroleum Corporation to satisfy claims.
     Any series of Debt Securities issued pursuant to this prospectus may be fully, irrevocably and unconditionally guaranteed by the Subsidiary Guarantor. However, under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, such a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
     In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.
Holders of any Debt Securities sold pursuant to this prospectus will be effectively subordinated to all of our and the Subsidiary Guarantor’s secured indebtedness and to all liabilities of any non-guarantor subsidiaries.
     Holders of our secured indebtedness, including the indebtedness under our credit facility, have claims with respect to our assets constituting collateral for their indebtedness that are prior to the claims of any Debt Securities sold pursuant to this prospectus. In the event of a default on such Debt Securities or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on Debt Securities sold pursuant to this prospectus. Accordingly, the secured indebtedness would effectively be senior to such series of Debt Securities to the extent of the value of the collateral securing the indebtedness. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the Debt Securities issued pursuant to this prospectus and the holders of other claims against us with respect to our other assets.
     In addition, the Subsidiary Guarantor may not constitute all of our subsidiaries and any series of Debt Securities issued and sold pursuant to this prospectus may not be guaranteed by all of our subsidiaries, and our non-guarantor subsidiaries will be permitted to incur additional indebtedness under the indenture. As a result, holders of such Debt Securities may be effectively subordinated to claims of third party creditors, including holders of indebtedness, and preferred shareholders of these non-guarantor subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental taxing authorities, holders of indebtedness or guarantees issued by the non-guarantor subsidiaries and preferred shareholders of the non-guarantor subsidiaries, will generally have priority as to the assets of the non-guarantor subsidiaries over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the Debt Securities sold pursuant to this prospectus, will be effectively subordinated to all those claims.
As a holding company, our only source of cash is distributions from our subsidiaries.
     We are a holding company with no operations of our own and we conduct all of our business through our subsidiaries. We are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including our 3.25% Convertible Senior Notes due 2026, and any of our future obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available therefore. The ability of our subsidiaries to pay such dividends and distributions will be subject to, among other things, statutory or contractual restrictions. We cannot assure you that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us in order to pay interest or other payments on our debt.
The fundamental change purchase feature of our 3.25% convertible senior notes may delay or prevent an otherwise beneficial takeover attempt of our company.
     The terms of the notes require us to purchase the notes for cash in the event of a fundamental change. A takeover of our company would trigger the requirement that we purchase the notes. This may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors. See also “— Risks Related to Our Common Stock — Provisions of our certificate of incorporation, bylaws, stockholder rights plan and Delaware law could deter takeover attempts.” and “Description of Capital Stock — Anti-Takeover Effects of Certificate, Bylaws and Stockholder Rights Plan.”

Conversion of our 3.25% convertible senior notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes.
     The conversion of our 3.25% convertible senior notes may dilute the ownership interests of existing stockholders, including holders who have previously converted their notes. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

ABOUT THE SUBSIDIARY GUARANTOR
     Goodrich Petroleum Corporation is a holding company. We conduct all of our operations through our subsidiaries. Goodrich Petroleum Company, LLC, is our only material subsidiary as of the date of this prospectus and, if so indicated in an accompanying prospectus supplement, Goodrich Petroleum Company, LLC may fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. We refer to Goodrich Petroleum Company, LLC in this prospectus as the “Subsidiary Guarantor.” Financial information concerning our Subsidiary Guarantor and non-guarantor subsidiaries will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.
     Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS
     Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus for general corporate purposes.
RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITIES DIVIDENDS
     The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges plus preferred stock dividends for the periods indicated.

						Three Months
	Years Ended December 31,					Ended March 31,
	2003(a)	2004(b)	2005(c)	2006	2007(d)	2008(e)
Ratio of earnings to fixed charges	—	—	—	2.84	—	—

Ratio of earnings to fixed charges and preference securities dividends	—	—	—	1.30	—	—

(a)	The deficiency of earnings necessary to cover fixed charges and fixed charges plus dividends for the year ended December 31, 2003 was $7.7 million and $8.7 million, respectively.

(b)	The deficiency of earnings necessary to cover fixed charges and fixed charges plus dividends for the year ended December 31, 2004 was $3.6 million and $4.6 million, respectively.

(c)	The deficiency of earnings necessary to cover fixed charges and fixed charges plus dividends for the year ended December 31, 2005 was $37.6 million and $38.7 million, respectively.

(d)	The deficiency of earnings necessary to cover fixed charges and fixed charges plus dividends for the year ended December 31, 2007 was $53.5 million and $62.8 million, respectively.

(e)	The deficiency of earnings necessary to cover fixed charges and fixed charges plus dividends for the three months ended March 31, 2008 was $24.7 million and $27.0 million, respectively.
     The ratios were computed by dividing earnings by fixed charges and by fixed charges plus preferred stock dividends, respectively. For this purpose, “earnings” represent the aggregate of (i) income from continuing operations before income taxes and (ii) fixed charges (excluding capitalized interest). “Fixed charges” consists of interest expense, amortization of debt discount and deferred financing costs.

DESCRIPTION OF DEBT SECURITIES
     The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, the Subsidiary Guarantor of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”
     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.
     Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Goodrich and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.
     We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.
General
     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities may be our secured or unsecured obligations.
     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock (Section 301).
     If specified in the prospectus supplement, Goodrich Petroleum Company, LLC (the “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) the Debt Securities as described under “— Subsidiary Guarantee” and in the prospectus supplement. The Subsidiary Guarantee will be an unsecured obligations of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt (Article Thirteen).
     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:
     (1) the title of the Debt Securities;
     (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;
     (3) whether the Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;
     (4) any limit on the aggregate principal amount of the Debt Securities;
     (5) the dates on which the principal of the Debt Securities will be payable;

     (6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;
     (7) the places where payments on the Debt Securities will be payable;
     (8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;
     (9) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;
     (10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;
     (11) whether the Debt Securities are defeasible;
     (12) any addition to or change in the Events of Default;
     (13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;
     (14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and
     (15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).
     Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Subordination of Subordinated Debt Securities
     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:
•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.
     The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.
     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.
     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”
Subsidiary Guarantee
     If specified in the prospectus supplement, the Subsidiary Guarantor will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.
     Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantor will fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantor will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor (Section 1302).
     In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture (Article Fourteen of the Subordinated Indenture).
     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (Section 1306).
     Each Subsidiary Guarantee will be a continuing guarantee and will:
     (1) remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;
     (2) be binding upon each Subsidiary Guarantor; and
     (3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.
     In the event that a Subsidiary Guarantor ceases to be a Subsidiary, either legal defeasance or covenant defeasance occurs with respect to the series or all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee (Section 1304). In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.
Form, Exchange and Transfer
     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).
     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).
     If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).
Global Securities
     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.
     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:
     (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;
     (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or
     (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.
     All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 205 and 305).
     As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.
     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantor, the Trustees or the agents of ourself, the Subsidiary Guarantor or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).
     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).
     All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).
Consolidation, Merger and Sale of Assets
     Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:
     (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

     (2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and
     (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).
Events of Default
     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:
     (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
     (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
     (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;
     (4) failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;
     (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;
     (6) Indebtedness of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million;
     (7) any judgment or decree for the payment of money in excess of $20.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;
     (8) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and
     (9) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 501).
     If an Event of Default (other than an Event of Default with respect to Goodrich Petroleum Corporation described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Goodrich Petroleum Corporation described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see “— Modification and Waiver” below.
     Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).
     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
     (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;
     (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and
     (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).
     However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).
     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).
Modification and Waiver
     Modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantor, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;
     (2) reduce the principal amount of, or any premium or interest on, any Debt Security;
     (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;
     (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

     (5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;
     (6) modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;
     (7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;
     (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;
     (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;
     (10) modify such provisions with respect to modification, amendment or waiver (Section 902); or
     (11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.
     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).
     Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:
     (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;
     (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;
     (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and
     (4) certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding (Section 101).
     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge
     Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:
     (1) either:
     (a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or
     (b) all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;
     (2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and
     (3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article Four).
Legal Defeasance and Covenant Defeasance
     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call “legal defeasance” or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance” (Section 1501).
     Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:
     (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;
     (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;
     (3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

     (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and
     (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).
     Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).
     If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate (Section 1304)
Notices
     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).
Title
     We, the Subsidiary Guarantor, the Trustees and any agent of us, the Subsidiary Guarantor or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).
Governing Law
     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

DESCRIPTION OF CAPITAL STOCK
     As of June 2, 2008, our authorized capital stock was 110,000,000 shares. Those shares consisted of (a) 10,000,000 shares of preferred stock, $1.00 par value, 2,250,000 of which were outstanding; and (b) 100,000,000 shares of common stock, $0.20 par value, of which 34,280,953 shares were issued and outstanding. In addition, as of June 2, 2008, (a) 3,587,850 shares of common stock were reserved for issuance pursuant to the conversion of our Series B convertible preferred stock, (b) 3,122,262 shares of common stock were reserved for issuance pursuant to the conversion of our 3.25% convertible senior notes, (c) 2,808,719 shares of common stock were reserved for issuance pursuant to our stock option plans, of which options to purchase 1,089,333 shares at a weighted average exercise price of $21.40 per share had been issued, and (d) 327,077 shares of restricted stock awards had not yet vested.
     The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation and bylaws, which are incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2007, and by the provisions of applicable law.
Common Stock
     Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share held of record of common stock has one vote on all matters voted on by our shareholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.
     No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.
     Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to any dividend preferences of any outstanding shares of preferred stock. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the New York Stock Exchange under the symbol “GDP.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Preferred Stock
     As of the date of this prospectus, we have 7,750,000 shares of authorized but unissued preferred stock that are undesignated.
     At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of our common stock:
•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix the number of shares constituting any class or series of preferred stock; and

•	establish the rights of the holders of any class or series of preferred stock.
     The rights of any class or series of preferred stock may include, among others:
•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.
     We may issue shares of, or rights to purchase, preferred stock the terms of which might:
•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.
     Any of these actions could discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over its then market price.
Series B Convertible Preferred Stock
     As of the date of this prospectus, we had 2,250,000 shares issued and outstanding of our Series B Convertible Preferred Stock. The Liquidation Preference is $50 per share of Series B Preferred Stock, plus accumulated and unpaid dividends.
     Conversion Rights. Each share is convertible at the option of the holder into our common stock at any time at an initial conversion rate of 1.5946 shares of common stock per share, which is equivalent to an initial conversion price of approximately $31.36 per share of common stock. Upon conversion of the Series B Convertible Preferred Stock (pursuant to a voluntary conversion or the Company Conversion Option (as defined in the Certificate of Designation of the Series B Convertible Preferred Stock (the “Certificate of Designation”)), we may choose to deliver the conversion value to holders in cash, shares of common stock, or a combination of cash and shares of common stock.
     On or after December 21, 2010, we may, at our option, cause the Series B Convertible Preferred Stock to be automatically converted into that number of shares of common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day prior to the announcement of our exercise of the option, the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price of the Series B Convertible Preferred Stock.
     Redemption. The Series B Convertible Preferred Stock is non-redeemable by us.
     Fundamental Change. If a Fundamental Change (as defined in the Certificate of Designation) occurs, holders may require us in specified circumstances to repurchase all or part of the Series B Convertible Preferred Stock. In addition, upon the occurrence of a Fundamental Change or Specified Corporate Events (as defined in the Certificate of Designation), we will under certain circumstances increase the conversion rate by a number of additional shares of common stock.
     Dividends. Holders of our Series B Preferred Stock are entitled to receive, when and if declared by our board of directors, cumulative cash dividends on the Series B Preferred Stock at a rate of 5.375% of the $50 liquidation preference per year (equivalent to $2.6875 per year per share). Dividends on the Series B Preferred Stock will be payable quarterly in arrears on each March 15, June 15, September 15, and December 15 of each year or, if not a business day, the next succeeding business day. Dividends may be increased under certain circumstances as described below.
     If we fail to pay dividends on the shares of our Series B Preferred Stock on six dividend payment dates (whether consecutive or not), then the dividend rate per annum will increase by an additional 1.0% on and after the day after such sixth dividend payment date, until we have paid all dividends on the shares of our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Any further failure to pay dividends would cause the dividend rate to increase again by the additional 1.0% until we have again paid all dividends for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Upon the occurrence of specified corporate events described in the Certificate of Designation, the dividend rate per annum will increase by an additional 3.0% for every quarter in which the closing price of our common stock is below $26.13 for 20 trading days within the period of 30 consecutive trading days ending 15 trading days prior to the quarterly record date for the quarter.
     Ranking. Our Series B Preferred Stock ranks, with respect to dividend rights or rights upon our liquidation, winding up or dissolution:
•	senior to (i) all of our common stock and (ii) each class of capital stock or series of preferred stock established after December 21, 2005 (which we refer to as the “Issue Date”), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Junior Stock”);

•	on a parity in all respects with any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Parity Stock”); and

•	junior to each class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (we refer to the stock described in this bullet point as the “Senior Stock”).
     Voting Rights. Except as required by Delaware law, our restated certificate of incorporation and the certificate of designation for our Series B Preferred Stock, holders of our Series B Preferred Stock will have no voting rights unless dividends payable on our Series B Preferred Stock are in arrears for six or more quarterly periods. In that event, the holders of our Series B Preferred Stock, voting as a single class with the shares of any other class or series of preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors, and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until the dividend arrearage on our Series B Preferred Stock has been paid in full. The affirmative consent of holders of at least 66 2 / 3 % of the outstanding shares of our Series B Preferred Stock will be required for the issuance of Senior Stock and for amendments to our restated certificate of incorporation that would materially adversely affect any right, preference, privilege or voting power of our Series B Preferred Stock.
Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws
     The provisions of our certificate of incorporation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.
     Written Consent of Stockholders and Stockholder Meetings. Any action by our stockholders must be taken at an annual or special meeting of stockholders. Special meetings of the stockholders may be called at any time by the Chairman of the Board (if any), the Vice Chairman, the President or by a majority of the board of directors.
     Advance Notice Procedure for Shareholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors, as well as for stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

•	with respect to an election to be held at the annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders;

•	with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed to stockholders or public disclosure of the date of the meeting was made, whichever first occurs, and must contain specified information concerning the person to be nominated.
Notice of stockholders’ intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the anniversary date of the preceding annual meeting of stockholders. These procedures may operate to limit the ability of stockholders to bring business before a stockholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change in control.
     Classified Board; Removal of Director. Our bylaws provide that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our bylaws provide that neither any director nor the board of directors may be removed without cause, and that any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.
Limitation of Liability of Directors
     Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit; and

•	under Title 8, Section 174 of the Delaware General Corporation Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced.

DESCRIPTION OF DEPOSITARY SHARES
General
     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
     We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.
Dividends and Other Distributions
     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
     If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Stock
     Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
     The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.
     Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
     The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
     You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:
     (1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;
     (2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);
     (3) United States federal income tax consequences applicable to the warrants;
     (4) the amount of the warrants outstanding as of the most recent practicable date; and
     (5) any other terms of the warrants.
     Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
     Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION
     We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
     In addition, we may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
     In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
     There is currently no market for any of the securities, other than the shares of common stock listed on the New York Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the debt securities on any securities exchange; any such listing with respect to any particular debt securities will be described in the applicable prospectus supplement.
     Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

     We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
     At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
     Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
     Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
     If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.
     Pursuant to a requirement by the Financial Industry Regulatory Authority (the “FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933.
     If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).
LEGAL MATTERS
     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with certain of the offered securities. Vinson & Elkins L.L.P. has in the past represented the lenders under our credit facilities. The validity of issuance of certain of the offered securities and other matters arising under Louisiana law are being passed upon by Sinclair Law Firm, L.L.C., Shreveport, Louisiana. Legal counsel to any underwriters may pass upon legal matters for such underwriters.
EXPERTS
     The consolidated financial statements of Goodrich Petroleum Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated financial statements refers to a change in the method of accounting for share-based payments as of January 1, 2006.
     Estimates of the oil and gas reserves of Goodrich Petroleum Corporation and related future net cash flows and the present values thereof, included in this prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007, were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc. as of December 31, 2007, December 31, 2006 and December 31, 2005. We have included and incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth all expenses that will be paid by Goodrich Petroleum Corporation in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$	*
Fees and expenses of accountants		50,000
Fees and expenses of legal counsel		100,000
Printing and engraving expenses		25,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)		20,000
Total		$195,000

*	Applicable Securities and Exchange Commission registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.
     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Goodrich expects to maintain policies insuring its and its subsidiaries’ officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
     Article Eighth of the Certificate of Incorporation of Goodrich eliminates the personal liability of each director of Goodrich to Goodrich and its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware General Corporation Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit.
     The Bylaws of Goodrich provide that Goodrich will indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law in effect as of the date of the adoption of the Bylaws and to such greater

Page II-1

extent as applicable law may thereafter permit, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee, agent or fiduciary of Goodrich or any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which the person is or was serving at the request of Goodrich (“corporate status”) against any and all losses, liabilities, costs, claims, damages and expenses actually and reasonably incurred by him or on his behalf by reason of his corporate status.
     The Bylaws further provide that Goodrich will pay the expenses reasonably incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses will be made only upon receipt of (i) a written undertaking executed by or on behalf of the person to be indemnified to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified by Goodrich and (ii) satisfactory evidence as to the amount of such expenses.
Item 16. Exhibits.
     The following documents are filed as exhibits to this registration statement:

1.1*	—	Form of Underwriting Agreement
3.1	—	Amended and Restated Certificate of Incorporation of Goodrich Petroleum Corporation dated March 12, 1998 (Incorporated by reference to Exhibit 3.1 of Goodrich’s First Amended Registration Statement on Form S-1 (Registration No. 333-47078) filed November 22, 2000), as amended on May 30, 2007 (Incorporated by reference to Exhibit 3.1 of Goodrich’s Quarterly Report on Form 10-Q filed on August 9, 2007)
3.2	—	Bylaws of Goodrich Petroleum Corporation, as amended and restated (Incorporated by reference to Exhibit 3.2(i) of Goodrich’s Form 8-K filed on February 19, 2008)
4.1	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.6 of the Registration Statement on Form S-8 (Registration No. 333-01077) filed on February 20, 1996)
4.2	—	Form of Senior Indenture (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form S-3 (Registration No. 333-121560) filed on December 12, 2004)
4.3	—	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 of the Registration Statement on Form S-3 (Registration No. 333-121560) filed on December 12, 2004)
4.4*	—	Form of Senior Debt Securities
4.5*	—	Form of Subordinated Debt Securities
4.6*	—	Form of Warrant Agreement
4.7*	—	Form of Warrant Certificate
4.8*	—	Form of Depositary Agreement
4.9*	—	Form of Depositary Receipt
5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
5.2**	—	Opinion of Sinclair Law Firm, L.L.C. as to matters involving Louisiana law
12.1**	—	Computation of Ratio of Earnings to Fixed Charges
12.2**	—	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends
23.1**	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2**	—	Consent of Netherland Sewell & Associates, Inc.
23.4**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.5**	—	Consent of Sinclair Law Firm, L.L.C. (contained in Exhibit 5.2)
24.1**	—	Powers of Attorney (included on the signature pages of this registration statement)
25.1**		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
25.2***		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	To be filed by amendment or under subsequent current report on form 8-K.

**	Filed herewith.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Page II-2

Item 17. Undertakings.
     (a) Each of the undersigned registrants hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrants are relying on Rule 430B:
               (A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the

Page II-3

registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about each of the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Page II-4

     (d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.
     (e) The undersigned Registrant hereby undertakes that:
          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Page II-5

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 2, 2008.

GOODRICH PETROLEUM CORPORATION
By:	/s/ DAVID R. LOONEY
David R. Looney
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEYS
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David R. Looney and Walter G. Goodrich, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 2, 2008.

Signature	Title
/s/ WALTER G. GOODRICH Walter G. Goodrich	Vice Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ ROBERT C. TURNHAM, JR. Robert C. Turnham, Jr.	President, Chief Operating Officer and Director

/s/ DAVID R. LOONEY David R. Looney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JAN L. SCHOTT Jan L. Schott	Vice President and Controller (Principal Accounting Officer)

/s/ PATRICK E. MALLOY, III Patrick E. Malloy, III	Chairman of the Board of Directors

/s/ JOSIAH T. AUSTIN Josiah T. Austin	Director

/s/ JOHN T. CALLAGHAN John T. Callaghan	Director

/s/ GERALDINE A. FERRARO Geraldine A. Ferraro	Director

Part II-6

Signature	Title
/s/ HENRY GOODRICH Henry Goodrich	Director

/s/ MICHAEL J. PERDUE Michael J. Perdue	Director

/s/ ARTHUR A. SEELIGSON Arthur A. Seeligson	Director

/s/ GENE WASHINGTON Gene Washington	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 2, 2008.

GOODRICH PETROLEUM COMPANY, LLC
By:	/s/ DAVID R. LOONEY
David R. Looney
Executive Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David R. Looney and Walter G. Goodrich, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 2, 2008.

Signature	Title
/s/ WALTER G. GOODRICH Walter G. Goodrich	Chief Executive Officer and Managing Director (Principal Executive Officer)

/s/ DAVID R. LOONEY David R. Looney	Executive Vice President and Chief Financial Officer and Managing Director (Principal Financial Officer)

/s/ JAN L. SCHOTT Jan L. Schott	Vice President and Controller (Principal Accounting Officer)

/s/ ROBERT C. TURNHAM, JR. Robert C. Turnham, Jr.	President, Chief Operating Officer and Managing Director

INDEX TO EXHIBITS

1.1*	—	Form of Underwriting Agreement

3.1	—	Amended and Restated Certificate of Incorporation of Goodrich Petroleum Corporation dated March 12, 1998 (Incorporated by reference to Exhibit 3.1 of Goodrich’s First Amended Registration Statement on Form S-1 (Registration No. 333-47078) filed November 22, 2000), as amended on May 30, 2007 (Incorporated by reference to Exhibit 3.1 of Goodrich’s Quarterly Report on Form 10-Q filed on August 9, 2007)

3.2	—	Bylaws of Goodrich Petroleum Corporation, as amended and restated (Incorporated by reference to Exhibit 3.2(i) of Goodrich’s Form 8-K filed on February 19, 2008)

4.1	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.6 of the Registration Statement on Form S-8 (Registration No. 333-01077) filed on February 20, 1996)

4.2	—	Form of Senior Indenture (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form S-3 (Registration No. 333-121560) filed on December 12, 2004)

4.3	—	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 of the Registration Statement on Form S-3 (Registration No. 333-121560) filed on December 12, 2004)

4.4*	—	Form of Senior Debt Securities

4.5*	—	Form of Subordinated Debt Securities

4.6*	—	Form of Warrant Agreement

4.7*	—	Form of Warrant Certificate

4.8*	—	Form of Depositary Agreement

4.9*	—	Form of Depositary Receipt

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

5.2**	—	Opinion of Sinclair Law Firm, L.L.C. as to matters involving Louisiana law

12.1**	—	Computation of Ratio of Earnings to Fixed Charges

12.2**	—	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends

23.1**	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2**	—	Consent of Netherland Sewell & Associates, Inc.

23.4**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.5**	—	Consent of Sinclair Law Firm, L.L.C. (contained in Exhibit 5.2)

24.1**	—	Powers of Attorney (included on the signature pages of this registration statement)

25.1**		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.2***		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	To be filed by amendment or under subsequent current report on form 8-K.

**	Filed herewith.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.